Exhibit 99.1

Date:	October 25, 2016	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
HUBBELL REPORTS THIRD QUARTER RESULTS;
NET SALES OF $907 MILLION AND EARNINGS PER DILUTED SHARE OF $1.56, INCLUDING $0.07 OF RESTRUCTURING AND RELATED COSTS

•	Net sales up 3% (acquisitions +4%, organic flat, FX -1%)

•	Adjusted diluted EPS(1) up 7% to $1.63

•	Strong cash generation; restructuring and related savings on track

SHELTON, CT. (October 25, 2016) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the third quarter ended September 30, 2016.
Net sales in the third quarter of 2016 were $907 million, an increase of 3% compared to the $877 million reported in the third quarter of 2015. Operating income in the quarter was $136 million as compared to $131 million in the same period of 2015. Excluding restructuring and related costs in both periods, adjusted operating income was $142 million in the third quarter of 2016, compared to $143 million in the third quarter of 2015 (1). Net income attributable to Hubbell in the third quarter of 2016 was $87 million compared to $73 million reported in the comparable period of 2015. Earnings per diluted share for the third quarter of 2016 were $1.56, compared to $1.27 reported in the third quarter of 2015. Excluding restructuring and related costs in both periods and the costs associated with the share reclassification in 2015, adjusted earnings per diluted share were $1.63 in the third quarter of 2016, compared to $1.53 in the third quarter of 2015 (1).

Net cash provided from operating activities was $139 million in the third quarter of 2016 versus $94 million in the comparable period of 2015. Free cash flow (defined as cash flow from operating activities less capital expenditures) was $123 million in the third quarter of 2016 versus $77 million reported in the comparable period of 2015 (3).
For the first nine months of 2016 net sales were $2.7 billion, an increase of 4% compared to the same period of the prior year. Operating income was $370 million compared to $363 million for the comparable period of 2015. Excluding restructuring and related costs, adjusted operating income for the first nine months of 2016 was $389 million, compared to $395 million for the comparable period of 2015 (1). Net income attributable to Hubbell was $229 million in the first nine months of 2016 compared to $216 million for the comparable period of 2015. Earnings per diluted share for the first nine months of 2016 were $4.08 compared to $3.71 reported for the first nine months of 2015. Excluding restructuring and related costs in both periods and the costs associated with the share reclassification in 2015, adjusted earnings per diluted share for the first nine months of 2016 were $4.31 compared with $4.21 for the comparable period of 2015 (1) . Net cash provided from operating activities was $261 million for the first nine months of 2016 versus $193 million in the comparable period of 2015. Free cash flow was $215 million compared to $141 million reported in the first nine months of 2015 (3).

OPERATIONS REVIEW
"Acquisitions drove sales growth in the quarter in the face of flat end markets," said David G. Nord, Chairman, President and Chief Executive Officer. "Growth in lower margin non-residential and residential markets offset moderating declines in higher margin oil and core industrial markets. On the utility side, distribution markets increased while project delays impacted transmission markets.
"Our business model continues to perform well, despite the sluggish market environment," commented Mr. Nord. "We are investing in acquisitions, which are yielding sales growth. We are developing innovative products and expanding into both new and adjacent markets to even better serve our customers. We are implementing cost reduction actions and realizing productivity savings. And we are seeing the benefits of effective capital deployment in the form of lower share count while maintaining a healthy balance sheet." Mr. Nord added, "These actions supported seven percent growth in adjusted earnings per diluted share in the quarter and help position the Company for continued success."

SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on third quarter results in 2016 and 2015.
Electrical segment net sales in the third quarter of 2016 increased 3% to $635 million compared to $618 million reported in the third quarter of 2015. Acquisitions added 4% to net sales in the quarter and foreign currency translation reduced sales by 1%. Organic sales were flat. Operating income was $81 million, or 12.7% of net sales, compared to $79 million, or 12.8% of net sales, in the same period of 2015. Excluding restructuring and related costs, adjusted operating income was $86 million, or 13.6% of net sales compared to $89 million, or 14.4% of net sales in the same period of 2015 (1). The decreases in adjusted operating income and adjusted operating margin were primarily due to unfavorable mix and price (1).
Power segment net sales in the third quarter of 2016 increased 5% to $273 million compared to $260 million reported in the third quarter of 2015. Acquisitions added 5% to net sales in the quarter, while organic sales were flat and the impact of foreign currency translation was immaterial. Compared to the third quarter of 2015, operating income increased 6% to $55 million, or 10 basis points to 20.2% of net sales. Excluding restructuring and related costs, adjusted operating income was $56 million, or 20.5% of net sales compared to $54 million, or 20.8% of net sales in the same period of 2015 (1). Changes in adjusted operating income and adjusted operating margin were primarily due to acquisitions.

SUMMARY & OUTLOOK

"Against a backdrop of choppy and uncertain markets, we remain focused on generating productivity and reducing costs," stated Mr. Nord. "With three quarters of 2016 completed, we are tightening our full year 2016 earnings per share expectation to $5.25 to $5.35 from $5.20 to $5.40. This expectation anticipates $0.35 of restructuring and related costs. We still expect free cash flow to exceed 90% of net income.
"Our bottom line focus will continue in 2017, as end market conditions moderate. We expect renovation growth to outpace new construction increases in non-residential markets, while growth remains steady in transmission and distribution. We also expect mid single digit growth in residential and slight improvement in industrial and energy end markets." Mr. Nord continued, "We believe we will benefit from incremental profit on volume growth and savings from cost actions while we face headwinds from price pressure and higher material costs." Mr. Nord concluded, "We anticipate capital deployment will also be a lever to create shareholder value, as we expect acquisitions to remain a key part of our growth strategy."

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, outperforming end markets, capital deployment, restructuring actions, market conditions, foreign exchange rates, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as "target", "believe", "continues", "improved", "leading", "improving", "continuing growth", "continued", "ranging", "contributing", "primarily", "plan", "expect", "anticipated", "expected", "expectations", "should result", "uncertain", "goals", "projected", "on track", "likely", "intend" and others. Such forward-looking statements are based on the Company's reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2015.

About the Company
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2015 revenues of $3.4 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:    Steve Beers
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000
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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$907.4	$877.0	$2,651.0	$2,560.7
Cost of goods sold	618.7	587.0	1,808.9	1,735.8
Gross profit	288.7	290.0	842.1	824.9
Selling & administrative expenses	152.7	159.0	472.1	462.2
Operating income	136.0	131.0	370.0	362.7
Operating income as a % of Net sales	15.0%	14.9%	14.0%	14.2%
Interest expense, net	(11.6)	(7.6)	(31.9)	(22.7)
Other income (expense), net	(0.3)	(8.3)	(5.6)	(12.1)
Total other expense, net	(11.9)	(15.9)	(37.5)	(34.8)
Income before income taxes	124.1	115.1	332.5	327.9
Provision for income taxes	36.0	40.4	100.4	108.5
Net income	88.1	74.7	232.1	219.4
Less: Net income attributable to noncontrolling interest	1.4	1.4	3.5	3.6
Net income attributable to Hubbell	$86.7	$73.3	$228.6	$215.8
Earnings Per Share:
Basic	$1.56	$1.27	$4.10	$3.73
Diluted	$1.56	$1.27	$4.08	$3.71
Cash dividends per common share	$0.63	$0.56	$1.89	$1.68

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$364.5	$343.5
Short-term investments	13.7	12.2
Accounts receivable, net	565.9	466.6
Inventories, net	545.7	540.0
Other current assets	31.9	25.5
TOTAL CURRENT ASSETS	1,521.7	1,387.8
Property, plant and equipment, net	436.3	419.7
Investments	52.4	49.5
Goodwill	992.0	928.5
Intangible assets, net	440.7	372.2
Other long-term assets	48.0	51.0
TOTAL ASSETS	$3,491.1	$3,208.7
LIABILITIES AND EQUITY
Short-term debt	$5.8	$48.2
Accounts payable	291.5	289.5
Accrued salaries, wages and employee benefits	72.5	75.3
Accrued insurance	54.2	50.4
Other accrued liabilities	153.5	139.7
TOTAL CURRENT LIABILITIES	577.5	603.1
Long-term debt	990.1	595.9
Other non-current liabilities	288.9	260.7
TOTAL LIABILITIES	1,856.5	1,459.7
Hubbell Shareholders’ Equity	1,625.5	1,740.6
Noncontrolling interest	9.1	8.4
TOTAL EQUITY	1,634.6	1,749.0
TOTAL LIABILITIES AND EQUITY	$3,491.1	$3,208.7

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income attributable to Hubbell	$228.6	$215.8
Depreciation and amortization	68.6	63.6
Stock-based compensation expense	13.1	10.8
Deferred income taxes	4.3	(10.8)
Changes in working capital	(64.4)	(73.8)
Contributions to defined benefit pension plans	(1.4)	(22.1)
Other, net	11.9	9.6
Net cash provided by operating activities	260.7	193.1
Cash Flows From Investing Activities
Capital expenditures	(45.8)	(52.3)
Acquisition of businesses, net of cash acquired	(172.5)	(163.3)
Net change in investments	(4.3)	(6.1)
Other, net	3.5	2.1
Net cash used in investing activities	(219.1)	(219.6)
Cash Flows From Financing Activities
Long-term debt issuance, net	397.0	—
Short-term debt borrowings, net	(47.7)	(1.0)
Payment of dividends	(105.1)	(97.2)
Repurchase of common shares	(246.8)	(76.0)
Other, net	(3.4)	(0.5)
Net cash used in financing activities	(6.0)	(174.7)
Effect of foreign exchange rate changes on cash and cash equivalents	(14.6)	(18.9)
(Decrease) increase in cash and cash equivalents	21.0	(220.1)
Cash and cash equivalents
Beginning of period	343.5	653.9
End of period	$364.5	$433.8

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,
	2016	2015	2016	2015	2016	2015
	Cost of goods sold		S&A expense		Total
Restructuring costs	$4.2	$5.1	$0.3	$2.7	$4.5	$7.8
Restructuring related costs	0.1	1.9	1.3	2.2	1.4	4.1
Restructuring and related costs (non-GAAP measure) (1)	$4.3	$7.0	$1.6	$4.9	$5.9	$11.9

	Nine Months Ended September 30,
	2016	2015	2016	2015	2016	2015
	Cost of goods sold		S&A expense		Total
Restructuring costs	$8.3	$13.1	$5.6	$6.4	$13.9	$19.5
Restructuring related costs	1.8	7.4	3.3	5.3	5.1	12.7
Restructuring and related costs (non-GAAP measure) (1)	$10.1	$20.5	$8.9	$11.7	$19.0	$32.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Restructuring and related costs included in Cost of goods sold
Electrical	$4.2	$6.3	$9.4	$17.5
Power	0.1	0.7	0.7	3.0
Total	$4.3	$7.0	$10.1	$20.5
Restructuring and related costs included in Selling & administrative expenses
Electrical	$1.0	$3.7	$7.3	$9.1
Power	0.6	1.2	1.6	2.6
Total	$1.6	$4.9	$8.9	$11.7

Impact on income before income taxes	$5.9	$11.9	$19.0	$32.2
Impact on Net income available to Hubbell common shareholders	4.0	7.9	12.9	21.7
Impact on Diluted earnings per share	$0.07	$0.13	$0.23	$0.37

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net income attributable to Hubbell (GAAP measure)	$86.7	$73.3	18%	$228.6	$215.8	6%
Restructuring and related costs, net of tax	4.0	7.9		12.9	21.7
Reclassification costs, net of tax	—	7.4		—	7.4
Adjusted Net Income (1)	$90.7	$88.6	2%	$241.5	$244.9	(1)%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$86.7	$73.3		$228.6	$215.8
Less: Earnings allocated to participating securities	(0.3)	(0.2)		(0.7)	(0.6)
Net income available to common shareholders (GAAP measure) [a]	$86.4	$73.1	18%	$227.9	$215.2	6%

Adjusted Net Income (1)	$90.7	$88.6		$241.5	$244.9
Less: Earnings allocated to participating securities	(0.3)	(0.2)		(0.7)	(0.6)
Adjusted net income available to common shareholders (1) [b]	$90.4	$88.4	2%	$240.8	$244.3	(1)%

Denominator:
Average number of common shares outstanding [c]	55.3	57.7		55.6	57.8
Potential dilutive shares	0.2	0.2		0.2	0.3
Average number of diluted shares outstanding [d]	55.5	57.9		55.8	58.1

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.56	$1.27		$4.10	$3.73
Diluted [a] / [d]	$1.56	$1.27	23%	$4.08	$3.71	10%

Adjusted earnings per diluted share (1) [b] / [d]	$1.63	$1.53	7%	$4.31	$4.21	2%

Full Year 2016
Earnings per diluted share (GAAP measure)	$5.25 - $5.35
Restructuring and related costs	$0.35
Adjusted earnings per diluted share (1)	$5.60 - $5.70

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net Sales [a]	$907.4	$877.0	3%	$2,651.0	$2,560.7	4%

Operating Income
GAAP measure [b]	$136.0	$131.0	4%	$370.0	$362.7	2%
Restructuring and related costs	5.9	11.9		19.0	32.2
Adjusted operating income (1) [c]	$141.9	$142.9	(1)%	$389.0	$394.9	(1)%

Operating margin
GAAP measure [b] / [a]	15.0%	14.9%	10 bps	14.0%	14.2%	-20 bps
Adjusted operating margin (1) [c] / [a]	15.6%	16.3%	-70 bps	14.7%	15.4%	-70 bps

Electrical segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net Sales [a]	$634.6	$617.5	3%	$1,858.7	$1,802.3	3%

Operating Income
GAAP measure [b]	$80.9	$78.8	3%	$213.5	$216.6	(1)%
Restructuring and related costs	5.2	10.0		16.7	26.6
Adjusted operating income (1) [c]	$86.1	$88.8	(3)%	$230.2	$243.2	(5)%

Operating margin
GAAP measure [b] / [a]	12.7%	12.8%	-10 bps	11.5%	12.0%	-50 bps
Adjusted operating margin (1) [c] / [a]	13.6%	14.4%	-80 bps	12.4%	13.5%	-110 bps

Power segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net Sales [a]	$272.8	$259.5	5%	$792.3	$758.4	4%

Operating Income
GAAP measure [b]	$55.1	$52.2	6%	$156.5	$146.1	7%
Restructuring and related costs	0.7	1.9		2.3	5.6
Adjusted operating income (1) [c]	$55.8	$54.1	3%	$158.8	$151.7	5%

Operating margin
GAAP measure [b] / [a]	20.2%	20.1%	10 bps	19.8%	19.3%	50 bps
Adjusted operating margin (1) [c] / [a]	20.5%	20.8%	-30 bps	20.0%	20.0%	0 bps

HUBBELL INCORPORATED
Adjusted Effective Tax Rate
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Effective tax rate (GAAP measure)	29.0%	35.1%	-610 bps	30.2%	33.1%	-290 bps
Restructuring and related costs	0.2%	(0.1)%		0.1%	—%
Reclassification costs	—%	(2.0)%		—%	(0.7)%
Adjusted effective tax rate	29.2%	33.0%	-380 bps	30.3%	32.4%	-210 bps

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	September 30, 2016	December 31, 2015
Total Debt	$995.9	$644.1
Total Hubbell Shareholders’ Equity	1,625.5	1,740.6
Total Capital	$2,621.4	$2,384.7
Total Debt to Total Capital	38%	27%
Less: Cash and Investments	$430.6	$405.2
Net Debt (2)	$565.3	$238.9
Net Debt to Total Capital (2)	22%	10%

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$138.5	$94.4	$260.7	$193.1
Less: Capital expenditures	(15.9)	(17.8)	(45.8)	(52.3)
Free cash flow (3)	$122.6	$76.6	$214.9	$140.8

HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides investors with useful information regarding our underlying performance from period to period and to allow investors to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to adjusted operating income and adjusted operating margin, each of which excludes restructuring and related costs. The Company also refers to adjusted net income, adjusted net income available to common shareholders, adjusted earnings per diluted share, and the adjusted effective tax rate, each of which exclude restructuring and related costs as well as the costs associated with the 2015 reclassification of the Company's common stock to eliminate its two-class structure (the "reclassification costs"). Management uses these non-GAAP measures when assessing the performance of the business.

Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities, workforce reductions and the sale or exit of business units we determine to be non-strategic and is a GAAP measure. Restructuring-related costs are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.

Each of the adjusted operating measures, which exclude the impact of restructuring and related as well as reclassification costs, are non-GAAP measures. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt and net debt to total capital are non-GAAP measures we believe are useful for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.